November 30, 1994




Securities and Exchange Commission
450 Fifth Street
Washington, DC  20549

     RE:  Delta National Gas Company, Inc.
          Registration Statement

Dear Sir or Madam:

     We are acting as counsel to Delta Natural Gas Company, Inc. ("Delta"), a Kentucky corporation, in connection with the issuance and sale by Delta of 200,000 shares of common stock, $1 par value (the "Common Stock"). A Registration Statement on Form S-2 with respect to the Common Stock has been filed by Delta with the Securities and Exchange Commission.

     In our capacity as such counsel to Delta, we have familiarized ourselves with the corporate affairs of the company and are familiar with the actions taken by Delta in connection with the aforementioned issuance and sale. We have examined the original and certified copies of all such records of Delta and all such agreements, certificates of public officials, certificates of officers or representatives of Delta and others and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of Delta and others.

     Based on the foregoing, it is our opinion that:

          1. Delta is a corporation duly organized and validly existing under the laws of the state of Kentucky.

          2. The Common Stock has been legally authorized by Delta and will, when sold, be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name under "Legal Opinion" in the Prospectus constituting part of the Registration Statement.

                                   Very truly yours,

                                   STOLL, KEENON & PARK